CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Fidelity Advisor Series V: Fidelity Advisor Global Resources Fund, Fidelity Advisor High Income Municipal Fund of our reports dated December 11, 1995, and Fidelity Advisor New York Municipal Income Fund (formerly Fidelity Advisor New York Tax-Free Fund) of our report dated December 8, 1995 on the financial statements and financial highlights included in the October 31, 1995 Annual Reports to Shareholders of Fidelity Advisor Global Resources Fund, Fidelity Advisor High Income Municipal Fund, and Fidelity Advisor New York Municipal Income Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 22, 1996